Exhibit 8.3

March 9, 2023

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Re:	Tungray Technologies Inc.

Dear Commissioners:

We have read the Registration Statement on Form F-1 dated March 9, 2023 of Tungray Technologies Inc. (the “Registrant”) and are in agreement with the statements contained under the section of Change in Registrant’s Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Friedman LLP
New York, New York